Securities and Exchange Commission
Washington, DC  20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002

                     FNB Banking Company
(Exact name of Registrant as Specified in Charter)

Georgia	2-94292	58-1479370
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

318 South Hill Street Post Office Drawer F Griffin, Georgia	30224
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 227-2251

                                          Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.            ACQUISITION OR DISPOSITION OF ASSETS

            On May 31, 2002, FNB Banking Company, Griffin, Georgia (the “Company”) completed its acquisition of American Community Bank of Georgia, McDonough, Georgia (“American”), by the merger of American with and into First National Bank of Griffin, Griffin, Georgia, a subsidiary of the Company, pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated November 9, 2001, between the Company and American (the “Agreement”).  As a result of the merger, each share of common stock of American was converted into the right to receive $13.35 in cash, which amount represents the $13.25 per share merger consideration provided for in the Agreement, plus interest on that amount from December 31, 2001 through the date of the merger.  The merger consideration was determined by negotiation between the parties.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                         INFORMATION AND EXHIBITS.

(a)            The following financial statements are filed as part of this report beginning on page F-1:

(i)         American Community Bank of Georgia Statements of Financial Condition as of December 31, 2001 and 2000

(ii)        American Community Bank of Georgia Statements of Income for the years ended December 31, 2001, 2000 and 1999

(iii)        American Community Bank of Georgia Statements of Changes in Shareholders' Equity for the years ended December 31, 2001, 2000 and 1999

(iv)         American Community Bank of Georgia Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

(v)        American Community Bank of Georgia Notes to Financial Statements dated December 31, 2001 and 2000

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(b)          The following unaudited pro forma financial information is filed as part of this report, beginning on PF-1;

(i)          FNB Banking Company and American Community Bank of Georgia Pro Forma Consolidated Balance Sheet dated March 31, 2002

(ii)          FNB Banking Company and American Community Bank of Georgia Pro Forma Consolidated Statement of Earnings for the Three Months ended March 31, 2002

(iii)          FNB Banking Company and American Community Bank of Georgia Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001

(c)          Amended and Restated Agreement and Plan of Reorganization, dated November 9, 2001, between FNB Banking Company and American Community Bank of Georgia (incorporated by reference to Exhibit 2 to the Company's Form 8-K, Commission File No. 2-94292, filed on June 12, 2002)

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AMERICAN COMMUNITY BANK OF GEORGIA

STATEMENTS OF FINANCIAL CONDITION

December 31, 2001 and 2000

	2001	2000

Assets
Cash and due from banks.	$6,876,963	$2,497,646
Federal funds sold.	3,274,000	4,510,000

Cash and cash equivalents	10,150,963	7,007,646

Certificates of deposit in other banks	1,724,000	-0-
Securities available for sale	5,985,160	6,891,758

Loans	40,186,028	34,337,376
Allowance for loan losses	(493,253)	(433,015)

Net Loans	39,692,775	33,904,361

Furniture and equipment, net	335,889	365,554
Accrued interest	316,079	462,973
Other assets	784,249	772,340

Total Assets	$58,989,115	$49,404,632

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$6,246,447	$6,829,483
Interest-bearing	42,354,677	35,026,740

Total Deposits	48,601,124	41,856,223

Securities sold under agreements to repurchase	1,191,144	1,071,417
Short-term borrowings - FHLB advances	2,500,000	-0-
Accrued interest	237,014	268,337
Other liabilities	65,193	96,276

Total Liabilities	52,594,475	43,292,253

Shareholders’ Equity
Common stock, par value $5 per share, 7,000,000 shares authorized, 742,446 shares issued and outstanding	3,712,230	3,712,230
Capital surplus	3,661,280	3,661,280
Accumulated earnings (deficit)	(1,069,291)	(1,251,028)
Accumulated other comprehensive income	90,421	(10,103)

Total Shareholders’ Equity	6,394,640	6,112,379

Total Liabilities and Shareholders’ Equity	$58,989,115	$49,404,632

See notes to financial statements.

AMERICAN COMMUNITY BANK OF GEORGIA

STATEMENTS OF INCOME

Years Ended December 31, 2001 and 2000 and 1999

	2001	2000	1999

Revenue from Earning Assets
Interest and fees on loans.	$3,477,944	$2,975,929	$1,944,245
Interest on investment securities:
Taxable securities	377,804	370,446	329,257
Dividends.	5,323	4,933	3,136
Interest on federal funds sold	174,651	515,078	330,993
Interest on deposits in other banks	154,601	6,263	-0-

Total Revenue from Earning Assets	4,190,323	3,872,649	2,607,631

Interest Expense
Interest on deposits	2,190,369	1,919,555	1,182,367
Interest on repurchase agreements	47,815	75,533	43,575
Interest on borrowed funds	44,887	95	-0-

Total Interest Expense	2,283,071	1,995,183	1,225,942

Net Interest Income	1,907,252	1,877,466	1,381,689
Provision for loan losses	58,238	66,510	273,361

Net Interest Income
After Provision For Loan Losses	1,849,014	1,810,956	1,108,328

Noninterest Income
Service charges on deposits	117,169	104,589	68,368
Mortgage loan fees	247,236	102,785	158,909
Commission income	6,636	21,823	4,183
Investment securities gains	-0-	-0-	-0-
Other operating income	33,898	26,736	41,145

Total Noninterest Income	404,939	255,933	272,605

Noninterest Expenses
Salaries and employee benefits	824,534	718,978	919,649
Occupancy expense	277,482	276,850	278,492
Furniture and equipment expense	235,266	256,525	248,998
Investment securities losses	8,362	-0-	-0-
Other operating expenses	632,950	536,656	782,431

Total Noninterest Expenses	1,978,594	1,789,009	2,229,570

Net Income (Loss) before income taxes	275,359	277,880	(848,637)

Income tax (expense) benefit	(93,622)	(94,479)	288,536

Net Income (Loss)	$181,737	$183,401	$(560,101)

Earnings (Loss) Per Common Share - Basic
And Dilutive
Net income (loss) per common share	$.24	$25	$(0.75)
Weighted average common shares outstanding	742,446	742,446	742,446

See notes to financial statements.

AMERICAN COMMUNITY BANK OF GEORGIA

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

Years Ended December 31, 2001, 2000 and 1999

	Common Stock	Capital Surplus		Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 1998	$3,712,230	$3,661,280	$	$ (874,328)	$(7,794)	$6,491,388

Comprehensive Income:
Net Loss – 1999	-0-	-0-		(560,101)	-0-	(560,101)
Change in net unrealized gain
(loss) on securities available
for sale, net of tax effect	-0-	-0-		-0-	(150,139)	(150,139)

Balance at December 31, 1999	3,712,230	3,661,280		(1,434,429)	(157,933)	5,781,148

Comprehensive Income:
Net Income– 2000	-0-	-0-		183,401	-0-	183,401
Change in net unrealized gain
(loss) on securities available
for sale, net of tax effect	-0-	-0-		-0-	147,830	147,830

Balance at December 31, 2000	3,712,230	3,661,280		(1,251,028)	(10,103)	6,112,379

Comprehensive Income:
Net Income– 2001	-0-	-0-		181,737	-0-	181,737
Change in net unrealized gain
(loss) on securities available
for sale, net of tax effect	-0-	-0-		-0-	100,524	100,524

Balance at December 31, 2001	$3,712,230	$3,661,280		$(1,069,291)	$90,421	$6,394,640

See notes to financial statements.

AMERICAN COMMUNITY BANK OF GEORGIA

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999

Operating Activities:
Net income (loss)	$181,737	$183,401	$(560,101)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for depreciation and amortization	48,347	58,860	54,522
Amortization of investment security premiums and accretion of discounts	(10,962)	(82)	1,753
Provision for loan losses.	58,238	66,510	273,361
Deferred tax (benefit)	93,622	94,479	(288,536)
Realized investment security losses (gains)	8,362	-0-	-0-
Loss on sale of equipment	-0-	-0-	2,667
Decrease (Increase) in accrued interest receivable	146,894	(190,149)	(99,644)
Increase (decrease) in accrued interest payable.	(31,323)	29,126	157,934
Other	(199,911)	(63,674)	136,222

Net cash provided (used) by operating activities	295,004	176,471	(321,822)

Investing Activities:
Purchase of certificates of deposit	(1,724,000)	-0-	-0-
Proceeds from maturities,calls and pay-downs of securities available for sale	5,756,353	-0-	1,400,000
Purchase of securities available for sale	(4,697,616)	(1,483,388)	(263,600)
Net increase in loans to customers	(5,846,652)	(6,452,958)	(18,362,697)
Proceeds from sale of vehicle	-0-	-0-	25,000
Capital expenditures	(4,400)	(4,043)	(36,227)

Net cash used by investing activities	(6,516,315)	(7,940,389)	(17,237,524)

Financing Activities:
Net increase in demand deposits, NOW accounts and savings accounts	1,145,522	1,632,293	8,597,258
Net increase in certificates of deposit	5,599,379	6,323,799	10,695,555
Net increase (decrease) in securities sold under agreements to repurchase	119,727	(146,907)	1,218,324
Proceeds from FHLB advances.	2,500,000	-0-	-0-

Net cash provided by financing activities	9,364,628	7,809,185	20,511,137

Net increase (decrease) in cash and cash equivalents	3,143,317	45,267	2,951,791

Cash and cash equivalents at beginning of year	7,007,646	6,962,379	4,010,588

Cash and cash equivalents at end of year	$10,150,963	$7,007,646	$6,962,379

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,314,394	$1,966,057	$1,068,008
Income taxes	-0-	-0-	-0-
Schedule of non-cash investing activities:
Net increase (decrease) in unrealized gains on securities available-for-sale	100,524	147,830	(150,139)

See notes to financial statements.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 - Summary of Significant Accounting Policies

Nature of Operations:  American Community Bank of Georgia (“the Bank”), formerly American Century Financial Services, d/b/a American Century Banking Corp., is a state chartered bank whose principal activity is the solicitation of customer deposits, lending activities, and the provision of other banking related services.  The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Henry County, Georgia and the surrounding areas.  As a state chartered bank, the Bank is subject to regulation by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation.

Business:  The Bank began organizational activities on September 23, 1996, with expenses related to such activities incurred beginning in 1997.  On May 21, 1997, the Bank’s charter was approved by the Georgia Department of Banking and Finance.  The Bank opened for business on June 28, 1998.  The Bank operated as a development stage company prior to that date.  The Bank provides a full range of banking services to individual and corporate customers in Henry County, Georgia and the surrounding areas.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate, deferred tax assets, and trading activities.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

Cash and Cash Equivalents:  For purposes of the statements of cash flows, cash and cash equivalents include cash, balances due from banks, and federal funds sold.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 – Summary of Significant Accounting Policies - continued

Investments in Securities:  Debt securities that management has the positive intent and ability to hold to maturity are classified as “held-to-maturity” and reflected at amortized cost.  Debt securities not classified as “held-to-maturity” including equity securities with readily determinable fair value, are classified as “available-for-sale” and reflected at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using methods approximating the interest method over the period to maturity.  Declines in the value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Trading securities are bought and held principally for the purpose of selling them in the near term.  The Bank has no trading securities.

Restricted investment securities consist of equity stock in which the purchase of such security was required.  These investments are recorded at cost.  Fair value is determined by the ultimate recoverability of par value.

Loans:  The Bank grants mortgage, commercial and consumer loans to customers in its market area.  The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic sectors in this area.  The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.

Loans are stated at unpaid principal balances, less the allowance for loan losses.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred, if material, and amortized as a yield adjustment over the lives of the related loans using the interest method.  Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote.  Interest payments received on such loans are applied as a reduction of the loan principal balance.  Interest income previously accrued on such loans is reversed against current period interest income.

Allowance for Loan Losses: The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 - Summary of Significant Accounting Policies – continued

Allowance for Loan Losses – concluded

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb losses inherent in the loan portfolio.  The amount of the allowance is based on management’s evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio.  Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

Furniture and Equipment:  Furniture and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

Foreclosed Assets:  Assets acquired through, or in lieu of, foreclosure are held for sale and initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.  The portion of interest costs relating to development of real estate is capitalized.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Intangibles:  Intangible assets consist primarily of legal, consulting and regulatory fees charged to organizational costs.  Organizational costs are generally amortized over 5 years using the straight-line method.  In April 1998, the American Institute of Certified Public Accountants Statement of Position 98-5, Reporting on the Costs of Start-up Activities, was issued, which requires the costs of organizational and start-up activities to be expensed as they are incurred.  Costs that entities previously capitalized as start-up costs should now be expensed, effective for years beginning after December 15, 1998.  The Bank adopted this statement in 1999.

Earnings Per Common Share:  Earnings per common share are stated on the income statement based on two separate measurements: basic and diluted.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity.  Prior year earnings per share data have been restated to reflect the presentation required.  For the first year of activity, shares outstanding are considered to be the total shares from the initial issue.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 - Summary of Significant Accounting Policies – continued

Income Taxes:  Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses and accumulated depreciation.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Employee Benefit Plan:  The Bank has a 401-K profit-sharing plan covering substantially all of its employees.   Eligible participating employees may elect to contribute tax deferred contributions.  Bank contributions to the plan are determined by the Board of Directors, subject to regulatory approval.

Off Balance Sheet Financial Instruments:  In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit.  Such financial instruments are recorded in the financial statements when they become payable.

The Bank also has available as a source of short-term financing the purchase of federal funds from another commercial bank from an available line of up to $2.4 million.

Comprehensive Income:  Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Segment Information:   The Bank adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for its year ending December 31, 1997.  This Statement, which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements, requires the reporting of selected financials and descriptive information about its reportable operating segments.  The Company operates in a single location and provides financial services to its customers in the Henry County, Georgia area.  The services provided constitute one business segment, and are all related to accepting deposits from customers, providing loans for customers, related banking and financial service and management of the bank’s assets and liabilities.  The Bank’s internal reporting considers all activities as one business segment.  The Bank considers its entire operations as one operating segment.  The adoption of this Statement had no effect on the Bank.

Other matters: The financial statements include disclosure items required by the Federal Deposit Insurance Corporation (the “FDIC”).  These statements has not been reviewed, or confirmed for accuracy or relevance, by the FDIC.

Certain amounts in the prior year have been reclassified to conform with the current year presentation.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 - Summary of Significant Accounting Policies – continued

Recent Accounting Pronouncements:  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for years beginning after June 15, 2000.  This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognized all derivatives as assets or liabilities in the balance sheet and measure them at fair value.  If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign operation.  The Statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged.  Depending on the type of hedge, such recognition will be in either net income or other comprehensive income.  For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change.  Management does not anticipate that the adoption of this statement will have a material impact on the Bank’s financial statements.

In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities – a replacement of FASB Statement No. 125.  While SFAS No. 140 carries over most of the provisions of SFAS No. 125, it provides new standards for reporting financial assets transferred as collateral and new standards for the derecognition of financial assets, in particular transactions involving the use of special purpose entities.  SFAS No. 140 also prescribes additional disclosures for collateral transactions and for securitization transactions accounted for as sales.  The new collateral standards and disclosure requirements are effective for fiscal years ending after December 15, 2000, while the new standards for the derecognition of financial assets are effective for transfers made after March 31, 2001.  The adoption of this statement did not have a material effect on the Bank’s financial statements.

In July 2001, the FASB issued Statement No. 141, “ Business Combinations”, and Statement No. 142, “Goodwill and Other Intangible Assets.”  Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001.  Statement No. 141 also specifies the criteria for intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill.  Statement No. 142 will require goodwill and intangible assets with indefinite useful lives to no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement No. 142.  Statement No. 142 will also require intangible assets with definite useful lives to be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with the FASB’s Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”.  Management does not anticipate that the adoption of this statement will have a material impact on the Company’s consolidated financial statements.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 1 - Summary of Significant Accounting Policies – concluded

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Statement No. 144 supersedes FASB Statement No. 121 and provides a single accounting model for the long-lived assets to be disposed of.  Although retaining many of the fundamental recognition and measurement provisions of Statement No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale.  Statement No. 144 also supersedes the provisions of APB Opinion 30 with regard to reporting the effects of a disposal of a segment of a business and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB 30).  In addition, more dispositions will qualify for discontinued operations treatment in the income statement.  This statement will be effective beginning January 2002.  The Company does not anticipate that this statement will have a material impact on its financial condition or results of operations.

Note 2 - Restrictions On Cash And Due From Bank Accounts

The Bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank.  At December 31, 2001 and 2000, the Bank was in compliance with these requirements.

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AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 3 - Investment Securities

At December 31, 2001 and 2000, the Bank’s available-for-sale securities reflected net unrealized gains (losses) of $137,001 and $(12,539), respectively, which resulted in an increase (decrease) in other comprehensive income of $90,421 and $(10,103), respectively, net of deferred tax asset.

The carrying amounts of investment securities as shown in the statement of financial condition of the Bank and their approximate fair values at December 31, 2001 and 2000 are presented below.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

As of December 31, 2001:
Securities Available-for -Sale:
U.S. government and agency securities	$4,022,985	$125,757	$-0-	$4,148,742
Mortgage-backed securities	$1,700,174	11,244	-0-	1,711,418
Equity securities –FHLB stock	125,000	-0-	-0-	125,000

	$5,848,159	$137,001	$-0-	$5,985,160

As of December 31, 2000:
Securities Available-for -Sale:
U.S. government and agency securities...................................	$6,840,697	$-0-	$12,539	$6,828,158
Equity securities –FHLB stock	63,600	-0-	-0-	63,600

	$6,904,297	$-0-	$12,539	$6,891,758

The contractual maturities of securities available for sale at December 31, 2001 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value

As of December 31, 2001:
Securities Available-for-Sale:
Due in one year or less	$ -0-	$ -0-
Due after one year through five years	4,148,742	6,828,158
Due after five years through ten years	-0-	-0-
Due after ten years	1,711,418	-0-
Equity securities	125,000	63,600

	$ 5,985,160	$ 6,891,758

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 3 – Investment Securities – concluded

Proceeds from maturities and calls of available-for-sale securities were $5,350,000, $-0-, and $1,400,000 for the years ended December 31, 2001, 2000 and 1999, respectively.  Gross realized gains and losses on investments in debt securities available-for-sale for the years ended December 31 were as follows:

	2001	2000	1999

Gross realized gains	$ -0-	$ -0-	$ -0-
Gross realized losses	8,362	-0-	-0-

The carrying value of investment securities pledged to secure public funds on deposit and for other purposes as required by law amounted to approximately $4,562,783 and $3,073,705 at December 31, 2001 and 2000, respectively.

Note 4 - Loans

The Bank grants loans to customers primarily in the Henry County, Georgia and surrounding areas.  The major classifications of loans as of December 31, 2001 and 2000 were as follows (in thousands):

	2001	2000

Commercial, financial and agricultural	$3,880	$7,696
Real estate - construction	15,138	12,974
Real estate - other	20,379	11,900
Consumer	789	720
Other loans	-0-	1,047

	40,186	34,337
Allowance for loan losses	(493)	(433)

Net loans	$39,693	$33,904

The following is a summary of information pertaining to impaired loans:

	2001	2000

Recorded investment in impaired loans without a valuation allowance	$ 143,963	$ -0-

Recorded investment in impaired loans with a valuation
allowance	130,345	195,055

Total Impaired Loans	$ 274,308	$ 195,055

Valuation allowance related to impaired loans	$ 13,035	$ 19,506

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 4 – Loans – concluded

For the years ended December 31, 2001 and 2000, the difference between gross interest income that would have been recorded in such periods if nonaccruing loans had been current in accordance with their original terms and the amount of interest income on those loans that was included in such periods net income was negligible.  The Bank has no commitments to loan additional funds to the borrowers of nonaccrual loans.

Note 5 - Allowance for Loan Losses

Changes in the allowance for loan losses for the years ended December 31, 2001 and 2000 were as follows:

	2001	2000

Balance at beginning of year.	$433,015	$368,505

Charge-offs	-0-	(2,000)
Recoveries	2,000	-0-

Net charge-offs	2,000	(2,000)

Provision for loan losses	58,238	66,510

Balance at end of year	$493,253	$433,015

Note 6 – Foreclosed Real Estate

At December 31, 2001 and 2000, the Bank had no foreclosed real estate.  There were no foreclosure losses in 2001, 2000 and 1999, nor were there any losses on subsequent write-downs in 2001, 2000 and 1999.

Note 7 –Furniture and Equipment

Furniture and equipment as of December 31, 2001 and 2000 were as follows:

	2001	2000

Furniture and equipment	$451,921	$447,521
Less allowance for depreciation	(116,032)	(81,967)

	$335,889	$365,554

The provision for depreciation charged to furniture and equipment expense for the years ended December 31, 2001, 2000 and 1999, was $34,065, $34,144, and $31,712, respectively.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 8 – Deposits

The major classifications of deposits as of December 31, 2001 and 2000 were as follows:

	2001	2000

Noninterest-bearing demand	$6,246,447	$8,397,869
Interest-bearing demand	9,479,937	6,195,419
Savings	267,581	255,154
Time	20,720,990	14,383,329
Certificates of deposit of $100,000 or more	11,886,169	12,624,452

	$48,601,124	$41,856,223

The maturities of time certificates of deposit and other time deposits issued by the Bank at December 31, 2001 are as follows (in thousands):

2002	$ 22,943
2003	6,600
2004	1,426
2005	1,220
2006	418

$ 32,607

Note 9 – Securities Sold Under Agreement to Repurchase

Securities sold under agreements to repurchase amounted to $1,191,144 and $1,071,417 as of December 31, 2001 and 2000, respectively.  The average balance of the agreements outstanding during 2001 and 2000 were $1,231,372 and $1,323,994, respectively.  The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

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AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 10 - Other Operating Expenses

Other operating expenses consist of the following:

	2001	2000	1999

Advertising and marketing	$15,407	$17,250	$55,366
ATM expense	16,440	15,041	8,188
Checking and bank card account expense	3,637	4,461	36,992
Computer software and maintenance expense	16,258	35	-0-
Customer entertainment and promotion.	429	1,651	3,251
Data processing	200,205	199,421	170,759
Director and committee fees	-0-	-0-	-0-
Education and training	2,920	3,109	2,477
FDIC and state assessment fees	32,674	23,110	4,675
Federal Reserve and correspondent bank charges	34,045	3,797	1,311
Incentive expenses	45	302	30,371
Insurance.	36,603	26,340	23,971
Internet banking and website expense	22,613	21,139	11,493
Loan expense	28,272	19,354	27,249
Other.	16,957	12,244	17,038
Postage, freight and express	20,303	19,787	18,142
Professional and consulting fees	83,876	64,950	172,843
Service mark expense	-0-	(4,260)	84,024
State, county and city taxes	12,268	11,189	5,678
Stationery and supplies	22,928	26,536	38,323
Subscriptions, dues and memberships	14,580	18,926	11,829
Telecommunications	41,455	40,486	39,723
Travel and automobile expenses	11,035	11,788	18,728

	$632,950	$536,656	$782,431

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AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 11 - Income Taxes

There were no current taxes receivable or payable as of December 31, 2001 and 2000.  The provision for income tax benefit (expense) for the years ended December 31 consists of the following:

		2001	2000	1999

Current:
Federal........................................................		$-0-	$-0-	$-0-
Deferred:
Federal........................................................		(93,622)	(94,479)	288,536
Change in accounting principle......................		-0-	-0-	-0-

	$	$ (93,622)	$(94,479)	$288,536

The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax benefit (expense), as indicated in the following analysis for the years ended December 31:

	2001	2000	1999

Federal statutory rate of 34%	$(93,622)	$(94,479)	$288,536
Deduct tax effect of:
Change in accounting principle	-0-	-0-	-0-
Other adjustments	-0-	-0-	-0-

Income tax benefit (expense)	$(93,622)	$(94,479)	$288,536

A cumulative net deferred tax asset is included in other assets.  The components of the asset as of December 31 are as follows:

	2001	2000

Deferred tax asset	$562,379	$658,436
Deferred tax liability	(46,580)	-0-

	$515,799	$658,436

Net operating loss carryover	$374,227	$420,391
Net unrealized losses (gains) on securities available for sale	(46,580)	2,436
Depreciation	(65,709)	(58,030)
Provision for loan losses.	153,644	133,843
Start-up and organizational costs.	89,757	150,714
Other	10,460	9,082

	$515,799	$658,436

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 11 - Income Taxes – concluded

The carryforward period of cumulative net operating losses totaling $1,101,000 for tax purposes will expire beginning the year 2018.

Note 12 - Leases

As Lessee:  The Bank has entered into lease arrangements for occupancy and equipment for which rental expenses amounted to $380,775, $392,779 and $383,965 in 2001, 2000 and 1999, respectively. The leases are classified as operating leases and consist of the following:

In 1997, the Bank entered into a lease agreement to lease the Bank’s principal facilities, the initial term of which expires in 2007 with renewal options for two five-year terms.  The rent under the lease including approximate annual adjustments of operating costs of the premises is approximately $227,000 annually.

In 1998, the Bank entered into lease agreements to lease computer and other data processing equipment for a term of four years.  The monthly lease expense amounts to $13,115.  An automobile was leased beginning in May 1998, for a monthly lease of $499.  In November 2000 the lease was terminated when the automobile was purchased by the Bank, and sold before December 31, 2000.

Future minimum rentals under the various lease agreements were:

2002	$ 371,265
2003	227,000
2004	227,000
2005	227,000
2006	227,000
Thereafter (including renewals)	2,497,000

$ 3,776,265

Note 13 – Financial Instruments with Off-Balance Sheet Risk

Financial instruments whose contract amount represents credit risk were as follows:	2001	2000
Commitments to extend credit	$ 6,318,973	$ 5,213,152
Standby letters of credit	300,520	363,178

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s credit worthiness on a case-by-cash basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 13 – Financial Instruments with Off-Balance Sheet Risk – concluded management’s credit evaluation.  Collateral held varies but may included accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Bank has not been required to perform on any financial guarantees during the past two years.  The Bank has not incurred any losses on its commitments in 2001 or 2000.

Note 14– Commitments and Contingencies

Pending Merger:  In October 2001, the Bank entered into an agreement and plan to merge with First National Bank of Griffin, the wholly-owned subsidiary of FNB Banking Company.  Shareholders of American Community Bank of Georgia will receive cash of $13.25 per share, plus interest on such amount from December 31, 2001 until the closing date in 2002.  The parties plan to merge effective May 31, 2002.

Litigation:  The Bank may become party to litigation and claims arising in the normal course of business.  Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims are not material to the financial statements.

Note 15 - Concentrations of Credit

All of the Bank’s loans, commitments and standby letters of credit have been granted to customers in the Bank’s market area.  Substantially all such customers are depositors of the Bank.  The concentrations of credit by type of loan are set forth in Note 4.  The commitments to extend credit relate primarily to unused real estate draw lines.

The Bank maintains its cash accounts at various commercial banks in Georgia.  The total cash balances are insured by the FDIC up to $100,000.  Total uninsured balances held at other commercial banks amount to $3,482,419 and $266,534 at December 31, 2001 and 2000, respectively.  Uninsured balances of $3,482,419 represent amounts deposited at Federal Home Loan Bank as of December 31, 2001.

Note 16 - Employee Benefit Plan

The Bank adopted a defined contribution plan covering substantially all employees; the plan is qualified under Section 401(k) of the Internal Revenue Code.  Under the provisions of the plan, eligible participating employees may elect to contribute up to the maximum amount of tax deferred contribution allowed by the Internal Revenue Code.  The Bank’s contribution to the plan is determined by the Board of

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 16 - Employee Benefit Plan - concluded

Directors and is currently subject to regulatory restriction.  During 2001, the plan was amended to (a) change the plan name for the change in the name of the operating entity, (b) require six months of continuous service for eligibility, (c) add a top-heavy vesting schedule, and (4) provide for more frequent valuations of the plan.  No contributions were made by the Bank in 2001, 2000 and 1999.

Note 17 - Stock Option Plan

In 1997, the Bank adopted plans under which options for 25,000 common shares were issued to certain officers at an exercise price of book value or $10 per share, whichever is less.  Stock option transactions as of December 31, are as follows:

	2001	2000

Shares outstanding at beginning of year (plan)	-0-	7,500
Granted	-0-	-0-
Exercised	-0-	-0-
Canceled	-0-	(7,500)

Shares outstanding at end of year	-0-	-0-

Exercisable at end of year	-0-	-0-

Under the plan, options to purchase common stock shares can be exercised over three years as a whole or in part, from the date of the agreement.  Options not exercised by the third anniversary date or upon leaving employment are canceled.

The Bank applies APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plans.  Accordingly, no compensation cost has been recognized for its fixed stock option plans.  No compensation cost has been charged against income for its stock option plan.  Had compensation cost for the Bank’s stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, Accounting for Stock-Based Compensation, the Bank’s net income would have been reduced to the pro-forma amounts indicated below:

	2001	2000	1998

Net income (loss)
As reported.........................................	$ 181,737	$ 183,401	$ (560,101)
Pro forma............................................	$ 181,737	$ 183,401	$ (547,819)

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 18- Shareholders’ Equity

The Bank raised $7,424,460 in capital as part of its initial offering of which $3,712,230 was allocated to common stock and $3,712,230 was allocated to capital surplus.  Legal, printing and other costs of issuance of stock amounting to $50,950, were applied against capital surplus.

The Board of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Bank’s regulatory agency if the following conditions are met:

Total classified assets at the most recent examination of the Bank do not exceed 80% of equity capital.

The aggregate amount of dividends declared in the calendar year does not exceed 50% of the prior year’s net income.

The ratio of equity capital to adjusted assets shall not be less than 6%.  (8% during the first 3 years of the Bank’s operation).  In addition, the Bank must recover net operating losses incurred to date prior to declaring dividends.

As of December 31, 2001 and 2000, the Bank could not declare dividends without regulatory consent.

Note 19 - Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework from prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in following table) of total risk-based capital and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to adjusted total assets (as defined).  Management believes, as of December 31, 2001 and 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2001, the most recent notification from the State of Georgia Department of Banking and Finance (the “DBF”), the bank was categorized as adequately capitalized under the regulatory framework for prompt corrective action.  To be categorized as well or adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since notification that management believes have changed the Bank’s category.

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 19 - Regulatory Capital - concluded

The Bank’s actual capital amounts (in thousands) and ratios are also presented in this table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Correct Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2001:
Total Capital (to Risk-Weighted Assets)	$6,402	14.72%	>$3,480	>8.0%	>$4,350	>10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$5,909	13.58%	>$1,740	>4.0%	>$2,610	> 6.0%
Tier 1 Capital (to Average Assets)	$5,909	10.04%	>$2,353	>4.0%	>$2,942	> 5.0%

As of December 31, 2000:
Total Capital (to Risk-Weighted Assets)	$6,555	16.78%	>$3,126	>8.0%	>$3,908	>10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$6,122	15.67%	>$1,563	>4.0%	>$2,345	> 6.0%
Tier 1 Capital (to Average Assets)	$6,122	13.20%	>$1,839	>4.0%	>$2,299	> 5.0%

Regulatory authorities also impose restrictions on the amounts of dividends that may be declared by the bank.   As of December 31, 2001, the Bank could not declare dividends without regulatory consent.

Note 20 - Related Party Transactions

Loans:  In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affliates amounting to $1,569,170 and $2,576,258 at December 31, 2001 and 2000, respectively.  Such loans are made in the ordinary course of business at normal credit terms, including interest rates and collateral and do not represent more than a normal risk of collection.  An analysis of related party activity during 2001 and 2000 is presented below.

	2001	2000

Beginning of Year	$2,576,258	$4,577,016
New Loans	257,075	567,197
Reductions	(1,264,163)	(2,597,955)

End of Year	$1,569,170	$2,576,258

AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 20 - Related Party Transactions - concluded

Deposits:  Deposits from related parties held by the Bank at December 31, 2001 and 2000 amounted to $3,980,728 and $3,519,619, respectively.

Lease:  The Bank leases the property on which the Bank’s building is located.  The lessor is an affiliate of one of the directors of the Bank.  Rents paid under the lease agreements were comparable to those that would have been paid to unrelated parties.  Terms of the lease are disclosed in Note 12.

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AMERICAN COMMUNITY BANK OF GEORGIA

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

Note 21 – Quarterly Data (Unaudited)

2001
	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter

Interest and dividend income	$1,089,471	$1,059,036	$1,071,828	$969,988
Interest expense	569,125	600,226	573,739	539,981

Net interest income	520,346	458,810	498,089	430,007
Provision for loan losses	12,937	35,593	889	8,819

Net Interest Income	507,409	423,217	497,200	421,188
Noninterest income	88,441	89,134	114,625	112,739
Noninterest expense	(503,440)	(498,639)	(488,393)	(488,122)

Income before income taxes	92,410	13,712	123,432	45,805
Provision for income taxes	(31,419)	(4,662)	(41,967)	15,574

Net income	$60,991	$9,050	$81,465	$30,231

Earnings per common share	$.08	$.01	$.11	$.04

2000
	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter
Interest and dividend income	$831,814	$1,028,943	$1,006,293	$1,005,599
Interest expense	404,332	512,603	545,670	532,578

Net interest income	427,482	516,340	460,623	473,021
Provision for loan losses	-0-	19,902	22,88	23,725

Net Interest Income	427,482	496,438	437,740	449,296
Noninterest income	41,712	60,673	74,305	79,243
Noninterest expense	(432,718)	(430,532)	(449,266)	(476,493)

Income before income taxes	36,476	126,579	62,779	52,046
Provision for income taxes	(12,402)	(43,037)	(21,351)	(17,689)

Net income	$24,074	$83,542	$41,428	$34,357

Earnings per common share	$.03	$.11	$.06	$.05

Proforma Financial Presentations

Effective May 31, 2002, the registrant acquired all of the common stock of American Community Bank ("ACB"), a Stockbridge (Henry County), Georgia based community bank.  ACB had total assets of approximately $55,302,000, loans of $40,813,000, deposits of $45,133,000 and stockholder's equity of $6,063,000 at the acquisition date.  The registrant paid $13.35 per share in cash for each of the 742,446 shares of ACB outstanding, totaling $9,911,654.  Direct acquisition costs of $150,000 were capitalized as part of the purchase price yielding a total purchase price of $10,061,654.  The transaction was accounted for as a purchase and all assets and liabilities were recorded at fair value at the date of acquisition.  The registrant used operating cash, upstreamed dividends from its subsidiary (FNB Griffin) totaling $2,000,000 and borrowings under a credit facility with a correspondent bank for the remainder of the purchase price.

The following proforma consolidated balance sheet as of March 31, 2002, has been prepared as if the transaction occurred on March 31, 2002.  The proforma consolidated statements of earnings for the three months ended March 31, 2002, and the consolidated statements of earnings for the year ended December 31, 2001 have been prepared as if the transactions occurred at the beginning of each respective period.

PROFORMA CONSOLIDATED BALANCE SHEET
March 31, 2002

	Consolidated	American	Proforma
	FNB Banking	Community	Adjustments				Proforma
	Company	Bank (ACB)	Dr		Cr		Consolidated

Cash and cash equivalents	$18,819,867	6,715,577	-		2,161,654	(5)	23,373,790
Investments and interest-bearing deposits	41,657,300	7,170,061	6,386,122	(1)	6,386,122	(2)	48,827,361
Loans, net	173,093,240	41,206,908	-		-		214,300,148
Mortgage loans held for sale	1,092,940	-					1,092,940
Premises and equipment, net	7,716,836	327,569					8,044,405
Goodwill	-	-	4,457,224	(1)			4,457,224
Other assets	1,708,213	1,134,792	890,392	(1) (3)			3,733,397

Total assets	$244,088,396	56,554,907	11,733,738		8,547,776		303,829,265

Deposits	$203,562,335	46,240,526			750,000	(1)	250,552,861
Securities sold under repurchase agreements	12,534,025	1,178,724	-		-		13,712,749
FHLB advances	843,750	2,500,000	-		-		3,343,750
Notes payable	-	-	-		7,750,000	(5)	7,750,000
Payable to ACB shareholders	-	-	9,911,654	(5)	9,911,654	(1)	-
Other liabilities	1,293,311	249,535			1,072,084	(1)(4)	2,614,930
Stockholders' equity	25,854,975	6,386,122	6,386,122	(2)			25,854,975

Total liabilities and stockholders' equity	$244,088,396	56,554,907	16,297,776		19,483,738		303,829,265

(1) - to record the purchase of American Community Bank (ACB)
(2) - to eliminate the equity of ACB in consolidation
(3) - consists of purchase accounting adjustments including deferred income tax adjustments as follows:

Core deposit intangible		$250,000
Deferred income taxes		640,392

		$890,392

(4) - consists of purchase accounting adjustments as follows:

Accruals for contract termination liabilities		$332,084
Accruals for management change in control agreements		140,000
Operating lease obligations - fair value adjustments		450,000
Acquisition costs payable		150,000

		$1,072,084

(5) - to reflect the cash payment of $13.35 per share to ACB shareholders using $7,750,000 of borrowings under a credit facility and the balance in cash maintained. The credit facility bears interest at the prime rate less 110 basis points payable quarterly.

PROFORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED
March 31, 2002

	Consolidated	American	Proforma
	FNB Banking	Community	Adjustments				Proforma
	Company	Bank (ACB)	Dr		Cr		Consolidated

Interest income	$4,220,133	882,513	-		-		5,102,646
Interest expense	(1,301,311)	(465,950)	70,700	(5)	187,500	(1)	(1,650,461)

Net interest income	2,918,822	416,563	70,700		187,500		3,452,185

Provision for loan losses	(200,804)	(8,000)	-		-		(208,804)
Other operating income	574,130	76,905	-		-		651,035
Other operating expense	(2,401,360)	(458,426)	9,000	(2)	20,000	(3)	(2,848,786)

Earnings before income taxes	890,788	27,042	79,700		207,500		1,045,630

Income taxes	(279,227)	(9,194)	48,500		-		(336,921)

Net earnings	$611,561	17,848	128,200		207,500		708,709

Net earnings per share	$0.82	0.02					0.95

Weighted average shares outstanding	743,221	742,446					743,221

(1) - the fair value adjustment for ACB deposits of $750,000 would be amortized over twelve months - the estimated number of months to maturity of the deposits. Three months of this amortization would be $187,500.

(2) - the fair value of the ACB core deposit intangible of $250,000 would be amortized over seven (7) years which is the median of the number of years assumed in the runoff assumptions which were used to estimate its value. Three months of this amortization would be $9,000.

(3) - the fair value adjustment of the ACB operating lease obligation of $450,000 would be amorized over 5.6 years - the remaining life of the operating lease. Three months of this amortization would be $20,000.

(4) - income taxes at 38% - the combined federal and state income tax rates.

(5) - reflects interest expense at 3.65% (prime less 110 basis points) on $7,750,000 of borrowings used to fund the cash payout of ACB shareholders.

PROFORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED
December 31, 2001

	Consolidated	American	Proforma
	FNB Banking	Community	Adjustments				Proforma
	Company	Bank (ACB)	Dr		Cr		Consolidated

Interest income	$19,000,967	4,190,323	-		-		23,191,290
Interest expense	(7,387,620)	(2,283,071)	282,875	(5)	750,000	(1)	(9,203,566)

Net interest income	11,613,347	1,907,252	282,875		750,000		13,987,724

Provision for loan losses	(672,136)	(58,238)	-		-		(730,374)
Other operating income	2,751,032	404,939	-		-		3,155,971
Other operating expense	(9,593,262)	(1,978,594)	36,000	(2)	80,000	(3)	(11,527,856)

Earnings before income taxes	4,098,981	275,359	318,875		830,000		4,885,465

Income taxes	(1,300,108)	(93,622)	194,500	(4)	-		(1,588,230)

Net earnings	$2,798,873	181,737	513,375		830,000		3,297,235

Net earnings per share	$3.61	0.24					4.26

Weighted average shares outstanding	774,757	742,446					774,757

(1) - the fair value adjustment for ACB deposits of $750,000 would be amortized over twelve (12) months, which is the estimated number of months to maturity of the deposits.

(2) - the fair value of the ACB core deposit intangible of $250,000 would be amortized over seven (7) years , which is the mean of the number of years assumed in the runoff assumptions which were used to estimate its value.

(3) - the fair value adjustment of the ACB operating lease obligation of $450,000 would be amortized over 5.6 years - the remaining life of the operating lease.

(4) - income taxes at 38% - the combined federal and state income tax rates.

(5) - reflects interest expense at 3.65% (prime less 110 basis points) on $7,750,000 of borrowings used to fund the cash payout of ACB shareholders.

Future Effects of Purchase Adjustments

Certain fair value adjustments recorded in the purchase accounting transaction will have effects on the operating results for 2002 and years thereafter.  The following table is an estimate of the effects on net earnings due to the amortization of purchase accounting adjustments for the next five years.

	2002	2003	2004	2005	2006
Estimated increase (decrease) in pretax earnings due to:
Deposit fair value adjustments	$437,500	312,500	-	-	-
Core deposit intangible amortization	(21,000)	(36,000)	(36,000)	(36,000)	(36,000)
Operating lease fair value adjustment	47,000	80,000	80,000	80,000	80,000

	63,500	356,500	44,000	44,000	44,000
Estimated income tax effect at 38%	(176,000)	(135,500)	(17,000)	(17,000)	(17,000)

Estimated increase (decrease) in net earnings due to purchase accounting adjustment amortization	$287,500	221,000	27,000	27,000	27,000

SIGNATURE

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANKING COMPANY By: /s/ John Charles Copeland John Charles Copeland President

Dated: August 12, 2002